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                                                                      EXHIBIT 23

                          CONSENT OF ERNST & YOUNG LLP

      We consent to the reference to our firm under the caption, "Selected Financial Data," and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10261) pertaining to the 1991 Stock Option Plan of Rochester Medical Corporation and the Registration Statement (Form S-8 No. 333-62592) pertaining to the 2001 Stock Incentive Plan of Rochester Medical Corporation of our report dated October 18, 2002, with respect to the financial statements of Rochester Medical Corporation included in this Annual Report (Form 10-K) for the year ended September 30, 2002.

      Our audits also included the financial statement schedule of Rochester Medical Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
December 13, 2002

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